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                                                                       EXHIBIT 1



             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]



                                                              July 22, 2002


AIM Select Real Estate Income Fund
11 Greenway Plaza, Suite 100
Houston, Texas  77046

                  Re:      AIM Select Real Estate Income Fund
                           Pre-Effective Amendment No. 2 to the
                           Registration Statement on Form N-2

Ladies and Gentlemen:

                  We have acted as counsel to AIM Select Real Estate Income Fund, a business trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company.

                  This opinion is given in connection with the filing by the Trust of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and Amendment No. 6 to its Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of its four series of preferred shares, par value $0.001 per share, consisting of Series M, W, R and F, with a liquidation preference of $25,000 per share and designated as auction rate preferred shares (the "Shares") in connection with the offering as described in the Registration Statement.

                  In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, the Amended and Restated Agreement and Declaration of Trust dated May 15, 2002, as amended to date, which includes the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Auction Rate Preferred Shares (the "Trust Agreement"), resolutions of the Board of Trustees adopted June 11, 2002 and July 19, 2002, resolutions of the Ad Hoc Pricing Committee of the Board of Trustees adopted July 22, 2002 and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Trust, which is included in the Registration Statement, substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

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AIM Select Real Estate Income Fund
July 22, 2002
Page 2



                  Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as described in the Prospectus, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act.

                  Both the Delaware Business Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Legal Opinions" in the Prospectus, which is included in the Registration Statement.


                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP